                                                                   EXHIBIT 10.25


                            JAG MEDIA HOLDINGS, INC.
                            PLACEMENT AGENT AGREEMENT



                                             Dated as of: April 9, 2002


Westrock Advisors, Inc.
230 Park Avenue, Floor 9
New York, New York 10169

Ladies and Gentlemen:

         The undersigned, JAG MEDIA HOLDINGS, INC., a Nevada corporation (the "Company"), hereby agrees with WESTROCK ADVISORS, INC., a New York corporation ("Westrock"). and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership ("Investor"), as follows:

         1. Offering. The Company hereby engages Westrock to act as its exclusive placement agent in connection with the Equity Line Purchase Agreement dated the date hereof, (the "Equity Line Purchase Agreement") pursuant to which the Company shall issue and sell to the Investor named therein, from time to time, and the Investor shall purchase from the Company (the "Offering") up to Ten Million Dollars ($10,000,000) (the "Commitment Amount") of the Company's Class A common stock, par value $.00001 per share (the "Common Stock"), at a price per share equal to the Purchase Price, as that term is defined in the Equity Line Purchase Agreement.

         All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them as in the Equity Line Purchase Agreement. The Investor will be granted certain registration rights with respect to the Common Stock as more fully set forth in the Registration Rights Agreement between the Company and the Investor dated the date hereof (the "Registration Rights Agreement"). The documents to be executed and delivered in connection with the Offering, including, but not limited, to this Agreement, the Equity Line Purchase Agreement, and the Registration Rights Agreement, are referred to sometimes hereinafter collectively as the "Offering Materials." The Company's Common Stock is sometimes referred to hereinafter as the "Securities." Westrock shall not be obligated to sell any Securities and this Offering by Westrock shall be solely on a "best efforts basis."


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

         2.       Compensation.
                  ------------

                  A. Within three (3) Business Days following the Effective Date, the Company shall issue a stock certificate, for 10,000 shares of JAG Media Holdings, Inc. Class A common stock, in the name of Westrock or its designee, as the case may be (the "Placement Agent Fee Shares").

                  B. The Placement Agent Fee Shares shall be deemed fully earned upon execution of this Agreement. If (i) the Registration Statement registering the resale by the Westrock of the Placement Agent Shares is not declared effective by the Commission within 180 calendar days following the date of this Agreement or (ii) the Company terminates the Equity Line Purchase Agreement pursuant to Section 2.3(c) thereof prior to the issuance of a stock certificate for the Placement Agent Fee Shares, then the Company shall immediately issue and deliver to Westrock a stock certificate for the Placement Agent Fee Shares which bears the following restrictive legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

                  C. Westrock shall be entitled to "piggy-back" registration rights with respect to the Placement Agent Fee Shares pursuant to the Registration Rights Agreement dated the date hereof.


         3.       Representations, Warranties and Covenants of Westrock.
                  -----------------------------------------------------

                  A. Westrock represents, warrants and covenants as follows:

                           (i) Westrock has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

                           (ii) The execution and delivery by Westrock of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which Westrock is a party or by which Westrock or its properties are bound, or any judgment, decree, order or, to Westrock's knowledge, any statute, rule or regulation applicable to Westrock. This Agreement when executed and delivered by Westrock, will constitute the legal, valid and binding obligations of Westrock, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.

                           (iii) Upon receipt and execution of this Agreement Westrock will promptly forward copies of this Agreement to the Company or its counsel.

                           (iv) Westrock will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the Act, the Exchange Act, the respective rules and regulations promulgated there under (the "Rules and Regulations") or applicable "Blue Sky" laws of any state or jurisdiction.

                           (v) Westrock has used all reasonable efforts to determine (a) whether the Investor is an Accredited Investor and (b) that any information furnished by the Investor is true and accurate. Westrock shall have no obligation to insure that
                  (x) any check, note, draft or other means of payment for the Common Stock will be honored, paid or enforceable against the Investor in accordance with its terms, or (y) subject to the performance of Westrock's obligations and the accuracy of Westrock's representations and warranties hereunder, (1) the Offering is exempt from the registration requirements of the Act or any applicable state "Blue Sky" law or (2) the Investor is an Accredited Investor.

                           (vi) Westrock is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Securities will be offered or sold by Westrock, unless an exemption for such state registration is available to Westrock. Westrock is in compliance with all material rules and regulations applicable to Westrock generally and applicable to Westrock's participation in the Offering.

         4.       Representations and Warranties of the Company.
                  ---------------------------------------------

                  A.       The Company represents and warrants as follows:

                           (i) The execution, delivery and performance of each of this Agreement, the Equity Line Purchase Agreement, and the Registration Rights Agreement has been or will be duly and validly authorized by the Company and is, or with respect to this Agreement, the Equity Line Purchase Agreement, and the Registration Rights Agreement will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy. The Securities to be issued pursuant to the transactions contemplated by this Agreement and the Equity Line Purchase Agreement have been duly authorized and, when issued and paid for in accordance with (x) this Agreement, the Equity Line Purchase Agreement and the certificates/instruments representing such Securities, (y) will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, and (2) the enforceability thereof is subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.


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                           (ii)     The Company has a duly authorized, issued
                  and outstanding capitalization as set forth herein and in the Equity Line Purchase Agreement. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the agreements described herein and as described in the Equity Line Purchase Agreement. All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. As of April 9, 2002, the Company has 200,000,000 shares of all classes of stock authorized, including 155,000,000 shares of Class A common stock, 30,000,000 shares of Series 1 Class B common stock and 15,000,000 shares of preferred stock. As of the Effective Date there will be approximately 27,352,953 shares of Class A common stock and approximately 2,735,292 shares of Series 1 Class B common stock issued and outstanding.

                           (iii) The Common Stock to be issued in accordance with this Agreement and the Equity Line Purchase Agreement has been duly authorized and when issued and paid for in accordance with the this Agreement, the Equity Line Purchase Agreement and the certificates/instruments representing such Common Stock, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such Securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

                           (iv) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation, any real or personal property stated in the Offering Materials to be owned or leased by the Company), free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Offering Materials and liens for taxes not yet due and payable.

                           (v) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company, except as set forth in the Offering Materials.


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

                           (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. Except as set forth in the Offering Materials, the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Offering Materials. Any disclosures in the Offering Materials concerning the effects of foreign, federal, state and local regulation on the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement, the Equity Line Purchase Agreement, and the Registration Rights Agreement, to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities or execution and delivery of the Offering Materials except for applicable federal and state securities laws. The Company, since its inception, has not incurred any liability arising under or as a result of the application of any of the provisions of the Act, the Exchange Act or the Rules and Regulations.

                           (vii) There has been no material adverse change in the condition or prospects of the Company, financial or otherwise, from the latest dates as of which such condition or prospects, respectively, are set forth in the Offering Materials, and the outstanding debt, the property and the business of the Company conform in all material respects to the descriptions thereof contained in the Offering Materials.

                           (viii)   Except as set forth in the Offering
                  Materials, the Company is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or Equity Line Purchase Agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Company is not in violation of any provision of its charter or by-laws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any material statute, rule or regulation. Neither the execution and delivery of the Offering Materials nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated in the Offering Materials nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company and (b) as described in the Offering Materials; nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or, assuming the due performance by Westrock of its obligations hereunder, any material statute or any material order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

                           (ix)     Subsequent to the dates as of which
                  information is given in the Offering Materials, and except as may otherwise be indicated or contemplated herein or therein the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (b) entered into any transaction other than in the ordinary course of business, or (c) declared or paid any dividend or made any other distribution on or in respect of its capital stock. Except as described in the Offering Materials, the Company has no outstanding obligations to any officer or director of the Company.

                           (x) There are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Common Stock or any other arrangements, agreements or understandings that may affect Westrock's compensation, as determined by the National Association of Securities Dealers, Inc.

                           (xi) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) and, except as set forth in the Offering Materials, there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company's businesses (including, without limitation, any such licenses or rights described in the Offering Materials as being owned or possessed by the Company) except any claim or action that would not have a material adverse effect on the Company; the Company's current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

                           (xii)    Except as described in the Offering
                  Materials, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

                           (xiii) Subject to the performance by Westrock of its obligations hereunder and the offer and sale of the Securities comply, and will continue to comply in all material respects with the requirements of Rule 506 of Regulation D promulgated by the SEC pursuant to the Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Materials nor any amendment or supplement thereto nor any documents prepared by the Company in connection with the Offering will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Materials are true and correct as of the date of the Offering Materials.

                           (xiv) All material taxes which are due and payable from the Company have been paid in full or adequate provision has been made for such taxes on the books of the Company except for those taxes disputed in good faith the Company does not have any tax deficiency or claim outstanding assessed or proposed against it.

                           (xv) None of the Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Materials, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

         5.       Representations, Warranties and Covenants of the Investor.
                  ---------------------------------------------------------

                  A. The Investor represents, warrants and covenants as follows:

                           (i) The Investor has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

                           (ii) The execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Investor is a party or by which the Investor or its properties are bound, or any judgment, decree, order or, to the Investor's knowledge, any statute, rule or regulation applicable to the Investor. This Agreement when executed and delivered by the Investor, will constitute the legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.

                           (iii) The Investor will promptly forward copies of any and all due diligence questionnaires compiled by the Investor to Westrock.

         6.       Certain Covenants and Agreements of the Company.
                  -----------------------------------------------

         The Company covenants and agrees at its expense and without any expense to Westrock as follows:

                  A. To advise Westrock of any material adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Materials occurring at any time as soon as the Company is either informed or becomes aware thereof.

                  B. To use its commercially reasonable efforts to cause the Common Stock issuable in connection with the Equity Line Purchase Agreement to be qualified or registered for sale on terms consistent with those stated in the Registration Rights Agreement and under the securities laws of such jurisdictions as Westrock and the Investor shall reasonably request, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company.

                  C. Upon written request, to provide and continue to provide Westrock and the Investor copies of all quarterly financial statements and audited annual financial statements prepared by or on behalf of the Company, other reports prepared by or on behalf of the Company for public disclosure and all documents delivered to the Company's stockholders.

                  D. To deliver, during the registration period of the Equity Line Purchase Agreement, to Westrock, upon Westrock's request, within forty five (45) days, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders' equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer; (ii) within ninety (90) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders' equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors if audited financial statements are prepared; and
         (iii) a copy of all documents, reports and information furnished to its stockholders at the time that such documents, reports and information are furnished to its stockholders.

                  E.       To comply with the terms of the Offering Materials.

                  F. To ensure that any transactions between or among the Company, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company, than the terms and conditions that would be available in an "arm's length" transaction with an independent third party.

         7.       Indemnification.
                  ---------------

                  A. The Company hereby agrees that it will indemnify and hold Westrock and each officer, director, shareholder, employee or representative of Westrock, and each person controlling, controlled by or under common control with Westrock within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or the Rules and Regulations promulgated there under, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which Westrock or such indemnified person of Westrock may become subject under the Act, the Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) Section 4 of this Agreement, (b) the Offering Materials (except those written statements relating to Westrock given by an indemnified person for inclusion therein), (c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a), (b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6(A), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against Westrock or such indemnified person as a direct result of Westrock or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

                  B. Westrock hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the Act, the Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of Westrock or its officers, employees or representatives in its acting as Placement Agent for the Offering or
         (ii) the breach of any representation, warranty, covenant or agreement made by Westrock in this Agreement (iii) any false or misleading information provided to the Company by one of the Westrock indemnified persons.

                  C. The Investor hereby agrees that it will indemnify and hold Westrock and each officer, director, shareholder, employee or representative of Westrock, and each person controlling, controlled by or under common control with Westrock within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which Westrock or such indemnified person of Westrock may become subject under the Act, the Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of the Investor or its officers, employees or representatives in its acting as the Investor for the Offering or (ii) the material breach of any representation, warranty, covenant or agreement made by the Investor in the Offering Materials (iii) any false or misleading information provided to Westrock by one of the Investor's indemnified persons.

                  D. Westrock hereby agrees that it will indemnify and hold the Investor and each officer, director, shareholder, employee or representative of the Investor, and each person controlling, controlled by or under common control with the Investor within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Investor or such indemnified person of the Investor may become subject under the Act, the Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of Westrock or its officers, employees or representatives in its acting as Westrock for the Offering or (ii) the material breach of any representation, warranty, covenant or agreement made by Westrock in this Agreement (iii) any false or misleading information provided to the Investor by one of Westrock's indemnified persons.

                  E. Promptly after receipt by an indemnified party of notice of commencement of any action covered by Sections 7(A), (B), (C) or (D), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one (1) indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Sections 7(A), (B), (C) or (D) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if,
         (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

                  F. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 7(A) or 7(B) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and Westrock shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that Westrock shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to Westrock and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
         Section 7(F), any person controlling, controlled by or under common control with Westrock, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Westrock and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Section 7(F), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

         8.       Payment of Expenses.
                  -------------------

         The Company hereby agrees to bear all of the expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of Offering Materials, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company's counsel and accountants, issue and transfer taxes, if any.

         9.       Conditions of Closing.
                  ----------------------

         The Closing shall be held at the offices of the Investor or its counsel. The obligations of Westrock hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Date of Closing (the "Closing Date") with respect to the Company as if it had been made on and as of such Closing Date; the accuracy on and as of the Closing Date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

                  A. On the Effective Date, Westrock shall receive the opinion of counsel to the Company, dated as of the date thereof, which opinion shall be in form and substance set forth in Annex 1 to this Agreement.

                  B. At or prior to the Closing, Westrock shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the Offering Materials, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  C. At and prior to the Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Offering Materials; (ii) except as set forth in the Offering Materials, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iii) except as set forth in the Offering Materials, the Company shall not have issued any securities (other than those to be issued as provided in the Offering Materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise) and trade payable debt; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the Offering Materials; and (vi) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the Offering Materials.

                  D. At Closing, Westrock shall receive a certificate of the Company signed by an executive officer and chief financial officer, dated as of the applicable Closing, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the applicable closing, the representations and warranties of the Company set forth herein are true and correct.

         10.      Termination.
                  -----------

         This Agreement shall be co-terminus with, and terminate upon the same terms and conditions as those set forth in, the Equity Line Purchase Agreement. The rights and obligations of the Investor, the Company and Westrock under the Registration Rights Agreement shall survive the termination of this Agreement unabridged.

         11.      Miscellaneous.
                  -------------

                  A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

                  B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed (upon confirmation of receipt received by the sending party), addressed as follows:

         If to Westrock, to:             Westrock Advisors, Inc.
                                         230 Park Avenue
                                         Floor 9
                                         New York, New York 10169
                                         Facsimile:
                                         Attention:

         If to the Investor, to:         Cornell Capital Partners, LP
                                         101 Hudson Street--Suite 3606
                                         Jersey City, New Jersey 07302
                                         Facsimile:
                                         Attention:  Mark Angelo

         With a copy to:                 Butler Gonzalez, LLP
                                         1000 Stuyvesant Avenue--Suite #6
                                         Union, New Jersey 07083
                                         Facsimile: (908) 810-0973
                                         Attention: David Gonzalez, Esq.

         If to the Company, to:          JAG Media Holdings, Inc.
                                         6865 S.W. 18th Street, Suite B13
                                         Boca Raton, FL  33433
                                         Facsimile: (561) 393-6018
                                         Attention: Executive Vice President

         With a copy to:                 Morgan, Lewis & Bockius LLP
                                         101 Park Avenue
                                         New York, NY 10178
                                         Facsimile: (212) 309-6273
                                         Attn: W. Preston Tollinger, Esq.

or to such other address of which written notice is given to the others.

                  C. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of this Agreement). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                  E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                             COMPANY:
                                             JAG MEDIA HOLDINGS, INC.

                                             By: /s/ Thomas J. Mazzarisi
                                                --------------------------------
                                             Name:   Thomas J. Mazzarisi
                                             Title:  Executive Vice President


                                             PLACEMENT AGENT:
                                             WESTROCK ADVISORS, INC.

                                             By: /s/ Victor T. Sicuranza
                                                --------------------------------
                                             Name:  Victor T. Sicuranza
                                             Title: Managing Director


                                             INVESTOR:
                                             CORNELL CAPITAL PARTNERS, LP

                                             By: /s/ Mark A. Angelo
                                                --------------------------------
                                             Name:
                                             Title:

                                    Annex I
                                    -------

                            (Form of Legal Opinion)

         (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect.

         (2) When issued and paid for, the Put Shares and the Placement Agent Fee Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or in any agreement to which the Company is party which is filed as an attachment to an SEC Document.

         (3) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Put Shares and the Placement Agent Fee Shares. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or stockholders is required. Each of the Transaction Documents has been duly executed and delivered by the Company and each of the Transaction Documents constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         (4) The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Put Shares and Placement Agent Fee Shares, do not and will not (i) conflict with or violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, (A) any agreement, indenture or other written instrument of the Company or instrument to which the Company is a party attached as an exhibit to the SEC Documents and (B) to counsel's knowledge, any other agreement, indenture or other written instrument relating to indebtedness of the Company or instrument to which the Company is a party, (iii) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of which we have knowledge of any court or governmental authority.